Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2015, with respect consolidated financial statements of Trans Union de México, S.A., Sociedad de Información Crediticia and Subsidiary, included in the Registration Statement (Form S-1 - File No.: 333-203110) and related Prospectus of TransUnion for the registration of shares of its common stock.

Mancera, S.C.

A member practice of

Ernst & Young Global Limited

/s/ C.P.C. Jorge M. Senties

Mexico City, Mexico
May 28, 2015